UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2009

American Bonanza Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-130286	20-2781289
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6165 North West, 123rd Lane, Coral Springs, FL	33076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 954 509 9830

94 Dowdeswell Street, P.O. Box N7521, Nassau Bahamas
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously announced, our company has elected not to pursue for exploration of its mineral properties. Given current market conditions, and the inability of an exploration stage resource company to attract financing, the company has been investigating other opportunities in its efforts to maintain and enhance shareholder value. Further to these efforts, the company has appointed additional members to its board of directors and has changed its executive officers.

On March 16, 2009, Mark Quinn and Jessica Hatfield were elected directors of our company.

On March 16, 2009 Wolf Seyfert resigned as president, chief executive officer and chief financial officer of our company and Mark Quinn was appointed president, chief executive officer and chief financial officer of our company.

In 1994 Jessica Hatfield founded The Media Vehicle, a company providing advertising alternatives to traditional above line media. Jessica is chief executive officer and the co-founder of STARO (Save the Amazon Rainforest Organization). Jessica has recently been elected to the United Nations Environmental Program Who’s who In ‘Women and the Environment’ roll recognizing her work in the field of Amazon Rainforest conservation. Her current portfolio of business interests span across the renewable energy and sustainable building sectors.

Mark has extensive international business experience in South East Asia (particularly in India and the Philippines), Russia, Middle East and Africa. Mark has negotiated a number of commercial contracts with government agencies in those regions. In September 2005, Mark become the Managing Director of Enhanced Biofuels & Technologies Limited and developed a marketing program for the introduction of a renewable emulsified diesel fuel (RED), in conjunction with the development of a sustainable supply chain of crude vegetable oil from Eastern Europe and Russia. Working in conjunction with the Saudi offset accreditation program and the international carbon trading market to support the sale of renewable fuel and technology produced in Saudi Arabia. He also set up laboratory facilities in India for research and development of Algae Biomass as a viable source of non edible vegetable oils for use in the production of biofuels.

From 2003 to 2005, Mark worked with Karl Watkin and founded D1 Oils Corp., developing D1 into the global market leader in biodiesel. Mark successfully listed the company on the Alternative Investment Market in October 2004, raising £40 million in funding over the course of the first year. Established agronomy programs within both the public and private sectors throughout India, Africa, Thailand and South East Asia, for the development of sustainable supplies of vegetable oils and worked closely with Governments to promote and gain acceptance of biodiesel as an alternative and renewable energy resource.

Our board of directors now consists of Wolf Seyfert, Mark Quinn and Jessica Hatfield.

There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BONANZA RESOURCES CORP.

/s/ Wolf Seyfert
Wolf Seyfert
Director

Date March 17, 2009